Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

BY AND AMONG

GULF WESTERN PETROLEUM CORPORATION

AND

METAGE FUNDS LIMITED

AND

NCIM LIMITED

Dated as of September 10, 2007

3.25	Leases, Performance of Obligations	21
3.26	Operation of Oil and Gas Property, Marketing	21
3.27	Tangible Assets	22
3.28	Investment Company	22

SECTION 4. Affirmative Covenants		22
4.1	Best Efforts	22
4.2	Reporting Status	22
4.3	Use of Proceeds	22
4.4	Financial Information	22
4.5	Reservation of Shares	23
4.6	Listing	23
4.7	Disclosure of Transactions and Other Material Information	23
4.8	Notices	23
4.9	Compliance with Laws and Maintenance of Permits	24
4.10	Inspection and Audits	24
4.11	Insurance	25
4.12	Collateral	26
4.13	Taxes	26
4.14	Intellectual Property	26
4.15	Patriot Act, Investor Secrecy Act and Office of Foreign Assets Control	26
4.16	Drilling Title Opinions	27
4.17	Security Covenants	27
4.18	Subsidiary Interests	28
4.19	Submission of Matters to a Stockholder Vote	28
4.20	Subsidiary Certificates	28

SECTION 5. Negative Covenants		29
5.1	Stay, Extension and Usury Laws	29
5.2	Payment Restrictions Affecting Subsidiaries	29
5.3	Prepayments	29
5.4	Indebtedness	29
5.5	Liens	29
5.6	Sale of Collateral	30
5.7	Corporate Existence; Leases	30
5.8	Restrictions on Loans; Investments; Subsidiary Equity	30
5.9	Equipment	31
5.10	Affiliate Transactions	31
5.11	Settling of Accounts	31
5.12	Limitation on Sale and Leaseback Transactions	31
5.13	Investment Company	31
5.14	Leases	31
5.15	Restriction on Purchases or Payments	32
5.16	No Avoidance of Obligations	32
5.17	Regulation M	32

SECTION 6. Conditions To The Obligation Of The Company To Sell		32

SECTION 7. Conditions To The Obligation Of The Buyer To Purchase		33

ii

SECTION 8. Indemnification		35

SECTION 9. Right to Participate in Future Financing		37

SECTION 10. Governing Law; Miscellaneous.		38
10.1	Governing Law; Jurisdiction; Jury Trial	38
10.2	Counterparts	38
10.3	Headings	39
10.4	Severability	39
10.5	Entire Agreement; Amendments	39
10.6	Notices	39
10.7	Successors and Assigns	40
10.8	No Third Party Beneficiaries	40
10.9	Survival	40
10.10	Further Assurances	40
10.11	Termination	41
10.12	No Strict Construction	41
10.13	Remedies	41
10.14	Payment Set Aside	41
10.15	Transfer Agent Instructions	41
10.16	Interpretative Matters	42

iii

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of September 10, 2007, by and among Gulf Western Petroleum Corporation, a Nevada corporation, with principal offices located at 4801 Woodway Drive, Suite 306 W, Houston, Texas, 77056 (together with its predecessors, the “Company”), and Metage Funds Limited and NCIM Limited (together with their respective successors and assigns, individually and collectively, “Buyer”).

WHEREAS:

A.           The Company and Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

B.           Buyer wishes to purchase from the Company and the Company, wishes to sell to Buyer, upon the terms and conditions stated in this Agreement, (1) 1,500,000 shares (the “Closing Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), (2) senior secured notes, in the form attached as Exhibit A, in an original aggregate principal amount of $3,700,000 (such notes collectively, as they may be amended, supplemented, restated or modified and in effect from time to time, the “Note”), and (3) a warrant, in the form attached as Exhibit B, to acquire an aggregate number of shares of the Company’s Common Stock, equal to the quotient of $900,000 divided by the Warrant Exercise Price (as defined in the Warrant), at a exercise price per share equal to the Warrant Exercise Price (such warrant, as it may be amended, supplemented, restated or modified and in effect from time to time, being referred to as the “Warrant”; and the shares of Common Stock issuable from time to time upon exercise of the Warrant being referred to as the “Warrant Shares”).

C.           The Note shall be convertible into shares of Common Stock in accordance with the terms of the Note (the shares of Common Stock issuable upon conversion of the Note being referred to herein as the “Conversion Shares”).

D.           Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement (as the same may be amended, supplemented, restated or modified and in effect from time to time, the “Registration Rights Agreement”), pursuant to which the Company agrees to provide certain registration rights under the 1933 Act and all other securities laws, with respect to the Closing Shares, the Conversion Shares and the Warrant Shares.

E.           Contemporaneously with the closing of the purchase and sale of the Note and the Warrant (the “Closing”), the parties hereto and the Subsidiaries (as defined in Section 3.1) will execute and deliver a Security Agreement (as the same may be amended, supplemented, restated or modified and in effect from time to time, the “Security Agreement”), pursuant to which the Company and its Subsidiaries will agree to provide the Collateral Agent, as agent for Buyer, with a security interest in substantially all assets of the Company.

F.           Contemporaneously with the Closing, the Subsidiaries will execute and deliver a Guaranty (as the same may be amended, supplemented, restated or modified and in effect from time to time, together, the “Guaranty”), pursuant to which the Subsidiaries will agree to guarantee certain obligations of the Company (the guarantees under the Guaranty, including any such guarantee added after the Closing, being referred to herein as the “Guarantees”).

G.           Contemporaneously with the Closing, the parties hereto will execute and deliver a Pledge Agreement (as the same may be amended, supplemented, restated or modified and in effect from time to time, together, the “Pledge Agreement”), pursuant to which the Company will agree to pledge all of the capital stock and other equity in the Subsidiaries to Metage Funds Limited, as the Collateral Agent for the Buyer (the “Collateral Agent”), as collateral for the Note.

H.           Contemporaneously with the Closing, Buyer and the Debtors (as defined in the Security Agreement) will execute and deliver one or more mortgages, deeds of trust, assignments of production, security agreements, fixture filings and financing statements (the “Mortgages”), pursuant to which the Debtors will agree to grant to Buyer a security interest in certain real and personal property, rights, titles, interests and estates described therein.

NOW THEREFORE, the Company and Buyer hereby agree as follows:

SECTION 1.
PURCHASE AND SALE OF SECURITIES

1.1           Purchase and Sale of Note, Closing Shares and Warrant.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to Buyer, and Buyer agrees to purchase from the Company, (i) the Closing Shares, (ii) the Note in the principal amount of $3,700,000 and (iii) the Warrant to purchase a number of shares of Common Stock equal to $900,000, divided by the Warrant Exercise Price.  The aggregate purchase price (the “Purchase Price”) for the Note, the Closing Shares and Warrant purchased by Buyer shall be $3,700,000.  All references herein and in each of the other Transaction Documents (as defined in Section 7) to “dollars” or “$” shall mean the lawful money of the United States of America.

1.2           The Closing Date.  The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., Houston, Texas time, on the first Business Day following the date of this Agreement, subject to the satisfaction (or waiver) of all of the conditions to the Closing set forth in Sections 6 and 7 (or such later or earlier date as is mutually agreed to by the Company and Buyer).  The Closing shall occur on the Closing Date at the offices of Porter & Hedges, L.L.P., 1000 Main Street, 36th Floor, Houston, Texas 77002, or at such other place as the Company and Buyer may designate in writing.  As used in this Agreement, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by law to remain closed.

1.3           Form of Payment.  On the Closing Date, (i) Buyer shall pay the Purchase Price to the Company for the Closing Shares, Note and Warrant to be issued and sold to Buyer on the Closing Date, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall deliver to Buyer (A) certificates representing the Closing Shares, (B) the Note, and (C) the Warrant, in each case duly executed on behalf of the Company and registered in the name of Buyer.

SECTION 2.
BUYER'S REPRESENTATIONS AND WARRANTIES

Buyer represents and warrants, as of the date of this Agreement and the Closing Date, with respect to only itself, that:

2.1           Investment Purpose.  Buyer (i) is acquiring the Note (along with the related Guaranty), the Closing Shares and the Warrant purchased by Buyer hereunder, and (ii) upon conversion (if any) of the Note will acquire the Conversion Shares issuable upon conversion thereof, and (iii) upon any exercise of the Warrant will acquire the Warrant Shares issuable upon such exercise thereof, (the Note, the Conversion Shares, the Closing Shares, the Guarantees, the Warrant and the Warrant Shares being collectively referred to herein as the “Securities”) for Buyer’s own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under, or exempted from the registration requirements of, the 1933 Act.

2.2           Economic Loss, Suitability and Sophistication.  Buyer (i) is able to bear the economic risk of losing its entire investment in the Securities and (ii) is able to bear such risk for an indefinite period of time.  Buyer has evaluated the risks involved in investing in the Securities and has determined that the Securities are a suitable investment for Buyer.  Buyer’s overall commitment to investments which are not readily marketable is not disproportionate to its net worth.  Buyer’s investment in the Securities will not cause such overall commitment to become excessive.  Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of this investment.

2.3           Accredited Investor Status.  Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D inasmuch as Buyer is a company not formed for the specific purpose of making an investment in the Securities and Buyer’s total assets are in excess of $5,000,000.

2.4           Reliance on Exemptions.  Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.  For purposes hereof, “securities laws” means the securities laws, legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of, the securities regulatory authorities (including the SEC) of the United States and any applicable states and other jurisdictions.

2.5           Information.  Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by Buyer.  Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Buyer understands that its investment in the Securities involves a high degree of risk.  Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

2.6           No Governmental Review.  Buyer understands that no Governmental Entity has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.  As used in this Agreement, “Governmental Entity” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, or any agency (including any self-regulatory agency or organization), authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government over the Company or any of its Subsidiaries, or any of their respective properties, assets or undertakings.

2.7           Transfer or Resale.  Buyer understands that, except as provided in the Registration Rights Agreement, (i) the Securities have not been and are not being registered under the 1933 Act or any other securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Buyer shall have delivered to the Company an opinion of counsel, in generally acceptable form and substance to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to one or more specified exemptions from such registration, or (C) Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended (or a successor rule thereto) (“Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or any other securities laws; (iii) except as set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any other securities laws; and (iv) the ability of the Company to register the Closing Shares, the Conversion Shares and the Warrant Shares may be limited by the rules and regulations of the SEC, state securities authorities, and the published and unpublished interpretations of their respective staffs.

2.8           Legends.  Buyer understands that the certificates or other instruments representing the Note and the Warrant and, until such time as the sale of the Closing Shares, the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Closing Shares, the Conversion Shares and Warrant Shares, except as set forth below, shall bear a restrictive legend in the following form (the “1933 Act Legend”) (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN GENERALLY ACCEPTABLE FORM AND SUBSTANCE, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS PURSUANT TO SPECIFIED EXEMPTIONS THEREFROM OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT AND APPLICABLE EXEMPTIONS FROM STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Company shall issue a certificate without the 1933 Act Legend to the holder of the Securities upon which it is stamped, if (i) such Securities are registered and sold under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in generally acceptable form and substance, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act and other securities laws pursuant to one or more specified exemptions, (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144(k) promulgated under the 1933 Act (or a successor rule thereto), or (iv) such holder provides the Company reasonable assurances that the Securities have been or are being sold pursuant to Rule 144.

2.9    Authorization; Enforcement; Validity.  Buyer is validly existing and has the requisite power and authority to purchase the Securities pursuant to this Agreement.  This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Buyer and are valid and binding agreements of Buyer enforceable against Buyer in accordance with their respective terms.  The Security Agreement, the Registration Rights Agreement and each of the other agreements entered into and other documents executed by Buyer in connection with the transactions contemplated hereby and thereby as of the Closing will have been duly and validly authorized, executed and delivered on behalf of Buyer as of the Closing and will be valid and binding agreements of Buyer, enforceable against Buyer in accordance with their respective terms.

2.10    Residency.  Metage Funds Limited is a Cayman domiciled entity and is organized and operated from the Cayman Islands.  NCIM Capital Limited is organized under the laws of England and its principal place of business is in London, England

2.11    Recent Activity.  Neither Buyer nor any “affiliate” (as such term is defined in Rule 405 under the 1933 Act) of Buyer or any broker or dealer acting on their behalf has sold or purchased, or offered to sell or purchase, the Common Stock within the preceding 60 days.

SECTION 3.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants, as of the date of this Agreement and on the Closing Date, to Buyer, that:

3.1           Organization and Qualification.  Set forth in Schedule 3.1 is a true and correct list of the Company’s Subsidiaries and the jurisdiction in which each is organized or incorporated, together with their respective jurisdictions of organization and the percentage of the outstanding capital stock or other equity interests of each such entity that is held by the Company or any of its Subsidiaries.  Other than with respect to the entities listed on Schedule 3.1, the Company does not directly or indirectly own any security or beneficial ownership interest, in any other Person (including through joint venture or partnership agreements) or have any interest in any other Person.  Each of the Company and its Subsidiaries is a corporation, limited liability company, partnership or other entity and is duly organized or formed and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate, partnership, limited liability company or other organizational power and authority to own its properties and to carry on its business as now being conducted and as proposed to be conducted by the Company and its Subsidiaries.  Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which such qualification is required, except to the extent that the failure to be so qualified or be in good standing could not have and could not be, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, operations, results of operations, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (ii) the authority or ability of the Company or any other Person (other than Buyer) party to any of the Transaction Documents to enter into the Transaction Documents and perform its obligations thereunder.  The Company holds all right, title and interest in and to 100% of the capital stock, equity or similar interests of each of its Subsidiaries, in each case, free and clear of any Liens (as defined below) other than Permitted Liens, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of free and clear ownership by a current holder (other than restrictions arising under federal or state securities laws), and no such Subsidiary owns capital stock or holds an equity or similar interest in any other Person. As used in this Agreement, “Lien” means with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, or encumbrance of any kind (including any of the foregoing created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor with respect to a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing); “Subsidiary” means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest (at the time of this Agreement or at any time thereafter); “Capital Lease Obligation” means, as to any Person, any obligation that is required to be classified and accounted for as a capital lease on a balance sheet of such Person prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), and the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a Governmental Entity or any other legal entity.

3.2           Authorization; Enforcement; Validity.  The Company and each of the Subsidiaries have the requisite corporate, limited liability company or limited partnership power and authority (as the case may be) to enter into and perform their obligations under this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as set forth in Section 9(q)), the Note, the Warrant, the Security Agreement, the Mortgages, the Guaranty, the Pledge Agreement and each of the other agreements or instruments to which they are a party or by which they are bound and which are entered into by the parties hereto in connection with the transactions contemplated hereby and thereby (collectively, the “Transaction Documents”), and to issue the Securities in accordance with the terms hereof and thereof assuming in each case the truth and accuracy of Buyer’s representations and warranties in the Transaction Documents.  The execution and delivery of the Transaction Documents by the Company and each of the Subsidiaries and the consummation by the Company and each of the Subsidiaries of the transactions contemplated hereby and thereby, including the issuance of the Note, the Closing Shares and the Warrant and the reservation for issuance and the issuance of the Conversion Shares and the Warrant Shares, have been duly authorized by the respective boards of directors, members, managers, stockholders or other equityholders, as applicable, of the Company and each of the Subsidiaries and no further consent or authorization is required by the Company, any of the Subsidiaries or any of their respective boards of directors, members, managers, stockholders or other equityholders, as applicable.  This Agreement and the other Transaction Documents dated of even date herewith have been duly executed and delivered by the Company and each other Person (other than Buyer or the Collateral Agent) party thereto, and constitute the valid and binding obligations of the Company and each of the Subsidiaries, enforceable against the Company and each of the Subsidiaries in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity.  As of the Closing, the Transaction Documents dated after the date of this Agreement and on or prior to the Closing Date shall have been duly executed and delivered by the Company and each of the Subsidiaries and shall constitute the valid and binding obligations of the Company and each of the Subsidiaries, enforceable against the Company and each of the Subsidiaries in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity.

3.3           Capitalization.  As of the date of this Agreement and as of the Closing Date, (i) the authorized capital stock of the Company consists of (i) 1,200,000,000 shares of Common Stock, of which 52,289,662 shares are issued and outstanding, 9,000,000 shares are reserved for issuance pursuant to the Company’s 2007 Non Qualified Stock Option Plan (the “Option Plan”), including 3,625,000 shares issuable pursuant to outstanding awards under the Option Plan, and 13,170,000 shares are issuable and reserved for issuance pursuant to securities issued or to be issued (other than the Note, the Warrant and the Closing Shares, and other than pursuant to the Option Plan), exercisable or exchangeable for, or convertible into, shares of Common Stock, (ii) no shares of Common Stock are reserved for issuance under any plan or agreement, other than with respect to the Note and Warrant and the shares of Common Stock reserved for issuance under the Option Plan, and (iii) there are no other securities of the Company issued, outstanding or reserved for issuance.  All of such outstanding or issuable shares have been, or upon issuance will be, validly issued and are, or upon issuance will be, fully paid and nonassessable.  Except as set forth on Schedule 3.3 or as provided for in the Option Plan, (A) no shares of the capital stock of the Company are subject to preemptive rights or any other similar rights; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of capital stock of the Company or any of its Subsidiaries; (C) there are no outstanding securities or instruments of the Company or any of its Subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, and there are no other stockholder agreements or similar agreements to which the Company, any of its Subsidiaries, or, to the Company’s Knowledge, any holder of the Company’s capital stock is a party; (D) there are no securities or instruments containing anti-dilution or similar provisions that will or may be triggered by the issuance of the Securities; and (E) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.  The Company has furnished to Buyer true and correct copies of the Company’s Certificate of Incorporation, as amended and in effect on the date of this Agreement (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and in effect on the date of this Agreement (the “Bylaws”), the organizational documents of each of the Company’s Subsidiaries, as amended and in effect on the date of this Agreement, and all documents and instruments containing the terms of all securities, if any, that are convertible into, or exercisable or exchangeable for, Common Stock, and the material rights of the holders thereof in respect thereto.  All of the equity interests of each of the Subsidiaries are certificated or otherwise represented in tangible form. “To the Company’s Knowledge” and similar language means the actual knowledge of W. Milton Cox, Bassam “Sam” Nastat, and Donald L. Systma (the “Management Members”).

3.4           Issuance of Securities.  The Closing Shares are duly authorized and, upon issuance in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free from all taxes and Liens with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of shares of Common Stock.  Upon issuance and payment therefor in accordance with this Agreement, the Note will be duly authorized and shall be (i) free from all taxes and Liens with respect to the issuance thereof and (ii) entitled to the rights set forth therein.  At least 14,500,000 shares of Common Stock (subject to adjustment pursuant to the Company’s covenant set forth in Section 4.7 below) have been duly authorized and reserved for issuance upon exercise of the Warrant and conversion of the Note.  Upon conversion of the Note or upon exercise in accordance with such Warrant, the Conversion Shares or Warrant Shares (as the case may be) will be validly issued, fully paid and nonassessable and free from all taxes and Liens with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of shares of Common Stock issued upon each such exercise, subject to restrictions on transfer pursuant to the Transaction Documents and federal and state securities laws.

3.5           No Conflicts.  The execution and delivery of this Agreement and the other Transaction Documents by the Company and each of the Subsidiaries, the performance by the Company and each of the Subsidiaries of its obligations thereunder and the consummation by the Company and each of the Subsidiaries of the transactions contemplated thereby (including the reservation for issuance and issuance of the Warrant Shares) will not (i) result in a violation of the certificate or articles of incorporation, certificate or articles of organization, bylaws, operating agreement, partnership agreement or any other governing documents, as applicable, of any such Person; (ii) conflict with, or constitute a breach or default (or an event which, with the giving of notice or passage of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture or instrument to which any such Person is a party; (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including securities laws and the rules and regulations, if any, of the Principal Market (as defined in Section 3.16)) applicable to any such Person or by which any property or asset of any such Person is bound or affected.  Neither the Company nor any of the Subsidiaries is or has been in violation of any term of or in default under (or with the giving of notice or passage of time or both would be in violation of or default under) any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any Law applicable to the Company or its Subsidiaries, except where such violation or default could not reasonably be expected to have a Material Adverse Effect or to result in the acceleration of any Indebtedness (as defined below) or other obligation.  The business of the Company and its Subsidiaries has not been and is not being conducted, in violation of any Law of any Governmental Entity except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except for the filings and listings expressly contemplated by the Registration Rights Agreement and the filing of instruments to perfect security interests, and filings to be made pursuant to Section 4.2 hereof, neither the Company nor any of the Subsidiaries is or has been required to obtain any consent, authorization or order of, or make any filing or registration with, any court or Governmental Entity in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof.  As used in this Agreement, “Laws” means all present federal, state, local or foreign laws, statutes, rules, regulations, ordinances and codes, together with all administrative or judicial orders or decrees, consent agreements, licenses, authorizations and permits of, and agreements with, any Governmental Entity; “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than unsecured account trade payables that are (i) entered into or incurred in the ordinary course of the Company’s and its Subsidiaries’ business, (ii) on terms that require full payment within 90 days from the date entered into or incurred, and (iii) not unpaid in excess of 120 days from the date entered into or incurred, or are being contested in good faith and as to which such reserve as is required by GAAP has been made, (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures, redeemable capital stock or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller, bank or other financing source under such agreement in the event of default are limited to repossession or sale of such property), (F) all Capital Lease Obligations, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person that owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

3.6           SEC Documents; Financial Statements.  Since June 30, 2006, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities and Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date this representation is made (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being referred to herein as the “SEC Documents” and the Company’s consolidated balance sheet as of May 31, 2007, as included in the Company’s quarterly report on Form 10-QSB for the period then ended, as filed with the SEC on July 17, 2007, being referred to herein as the “Most Recent Balance Sheet”).  A complete and accurate list of the SEC Documents is available on the SEC’s web site at www.sec.gov.  As of their respective dates, the SEC Documents complied in all material respects with the securities laws.  None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the consolidated financial statements of the Company and its Subsidiaries included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the securities laws with respect thereto.  Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes) and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  The accounting firm that has expressed its opinion with respect to the consolidated financial statements included in the Company’s registration statement on Form SB-2, File No. 333-B3759 (the “Audit Opinion”) is independent of the Company pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and such firm was otherwise qualified to render the Audit Opinion under applicable securities laws.  Each other accounting firm that since such filing has conducted or will conduct a review or audit of any of the Company’s consolidated financial statements is independent of the Company pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and is otherwise qualified to conduct such review or audit and render an audit opinion under applicable securities laws.

3.7           Absence of Certain Changes.  Neither the Company nor any of the Subsidiaries has taken any steps, and neither the Company nor any such Subsidiary expects to take any steps to seek protection pursuant to any bankruptcy law nor, to the Company’s Knowledge, is there any (i) reason to believe that the creditors of such Person intend to initiate involuntary bankruptcy proceedings or (ii) any fact that would reasonably lead a creditor to do so.  Neither the Company nor any Subsidiary is as of the date this representation is made, nor after giving effect to the transactions contemplated hereby or by any of the other Transaction Documents will be, Insolvent (as defined below).  As used in this Agreement, “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than (A) the total amount of liabilities (including contingent liabilities) of such Person or (B) the amount required to pay such Person’s probable liabilities on its existing total indebtedness, contingent or otherwise, as such indebtedness becomes absolute and due (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur, or believes that it will incur, debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

3.8           Absence of Litigation.  There is not any action, suit, proceeding, inquiry or investigation (“Litigation”) before or by any court, public board, Governmental Entity, self-regulatory organization or body pending or, to the Company’s Knowledge, threatened against or affecting the Company or any of its Subsidiaries.  To the Company’s Knowledge, no director or officer of the Company or any of its Subsidiaries has been involved in securities-related Litigation during the past five years.

3.9           No Undisclosed Events, Liabilities, Developments or Circumstances.  Except as set forth on Schedule 3.9, since December 31, 2006, there has been no Material Adverse Effect and no circumstances exist that, individually or in the aggregate, could reasonably be expected to be, cause or have a Material Adverse Effect except as disclosed in the Schedules to this Agreement.  Except (A) as and to the extent disclosed or reserved against on the Most Recent Balance Sheet, (B) as incurred since the date thereof in the ordinary course of business consistent with past practice, (C) as incurred at the Closing Date under the Note and the other Transaction Documents or in connection with the transactions contemplated thereby, or (D) as set forth on Schedule 3.9, neither the Company, nor any of its Subsidiaries has any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due.

3.10    Acknowledgment Regarding Buyer’s Purchase of Note and Warrant.  The Company acknowledges and agrees that Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Company in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that Buyer is not acting as a financial advisor or fiduciary of any party to this Agreement or any of the other Transaction Documents (or in any similar capacity) with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to Buyer’s purchase of the Securities.  The Company further represents to Buyer that the decision of each of the Company and the Subsidiaries to enter into the Transaction Documents has been based solely on the independent evaluation by the Company, the Subsidiaries and their representatives.

3.11    Employee Relations.  Neither the Company nor any of its Subsidiaries is involved in any labor union dispute nor, to the Knowledge of the Company, is any such dispute threatened.  None of the employees of either the Company or any of its Subsidiaries is or has been a member of a union that relates to such employee’s relationship with the Company and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement.  Schedule 3.11 lists each individual who will be employed by the Company or retained by the Company as of the Closing Date.  Such individuals constitute all of the employees and consultants necessary to conduct the Company’s business as presently conducted.  Except as set forth on Schedule 3.11, to the Company’s Knowledge, no such individual is, has been, or is expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and, to the Company’s Knowledge, the employment of each such individual does not, has not and will not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and each of its Subsidiaries is and has been in compliance with all Laws relating to employment and employment practices, terms and conditions of employment and wages and hours except as could not reasonably be expected to have a Material Adverse Effect.

3.12    Intellectual Property Rights.  The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trademark applications and registrations, trade names, service marks, service mark registrations, service names, patents, patent rights, patent applications, copyrights (whether or not registered), inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “Intellectual Property”) necessary to conduct their respective businesses as now conducted.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their material Intellectual Property.

3.13    Environmental Laws.  Each of the Company and its Subsidiaries (i) is, and has at all times been, in compliance in all material respects with any and all Environmental Laws (as defined below) and has not violated any Environmental Laws, (ii) has no, and has never had any, liability for failure to comply with any Environmental Law, (iii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as presently conducted, and (iv) is in compliance with all terms and conditions of any such permit, license or approval except with respect to clauses (i) through (iv) as could not reasonably be expected to have a Material Adverse Effect.  As used in this Agreement, “Environmental Laws” means all Laws relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq., as amended (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. §6901, et seq., the Clean Air Act, 42 U.S.C. §7401, et seq., as amended, the Federal Water Pollution Control Act, 33 U.S.C. §1251, et seq., as amended, the Oil Pollution Act of 1990, 33 U.S.C. §2701, et seq., and the Toxic Substances Control Act, 15 U.S.C. §2601, et seq.

3.14    Title.  Except as set forth in Schedule 3.14, neither the Company nor any of its Subsidiaries has any interest in Oil and Gas Property or any oil, gas or other mineral drilling, exploration or development rights.  The Company and each of its Subsidiaries has valid title to all personal property currently possessed by them that is material to the business of such Person, in each case free and clear of all Liens except such as are described in Schedule 3.14 and Permitted Liens.  The Company and each of its Subsidiaries has indefeasible title to all Oil and Gas Property owned (rather than leased) by such Person (the “Owned Oil and Gas Property”) as set forth on Schedule 3.14, in each case free and clear of all Liens, other than Permitted Liens, except such as are described in Schedule 3.14.  As used in this Agreement, “Permitted Lien” means (I) Liens created by the Security Documents; (II) Liens for taxes or other governmental charges not at the time due and payable, or which are being contested in good faith by appropriate proceedings diligently prosecuted, so long as foreclosure, distraint, sale or other similar proceedings have not been initiated, and in each case for which the Company and its Subsidiaries maintain adequate reserves in accordance with GAAP in respect of such taxes and charges; (III) Liens arising in the ordinary course of business in favor of carriers, warehousemen, mechanics and materialmen, or other similar Liens imposed by law, which remain payable without penalty or which are being contested in good faith by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto, and in each case for which adequate reserves in accordance with GAAP are being maintained; (IV) Liens arising in the ordinary course of business in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA); (V) attachments, appeal bonds (and cash collateral securing such bonds), judgments and other similar Liens, for sums not exceeding $100,000 in the aggregate for the Company and its Subsidiaries, arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed; (VI) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens arising in the ordinary course of business and not materially detracting from the value of the property subject thereto and not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries; (VII) surety bonds, bids, performance bonds, and similar obligations (exclusive of obligations for the payment of borrowed money) obtained by the Company and its Subsidiaries in the ordinary course of business for the purpose of satisfying federal, state, provincial and territorial and/or local legal requirements for owning and operating their oil and gas properties; (VIII) Oil and Gas Liens; and (IX) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board of Governors of the U.S. Federal Reserve System and that no such deposit account is intended by the Company or any of its Subsidiaries to provide collateral to the depository institution.  As used in this Agreement, “Security Documents” means the Security Agreement, the Guaranty, the Pledge Agreement, the Mortgages and any other agreements, documents and instruments executed concurrently herewith or at any time hereafter pursuant to which the Company, its Subsidiaries, or any other Person either (i) guarantees payment or performance of all or any portion of the obligations hereunder or under any other instruments delivered in connection with the transactions contemplated hereby and by the other Transaction Documents, and/or (ii) provides, as security for all or any portion of such obligations, a Lien on any of its assets in favor of Buyer, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.  “Oil and Gas Liens” means (i) Liens of operators and non operators under joint operating agreements arising in the ordinary course of the business of the Company or its Subsidiaries to secure amounts owing, which amounts are not yet due and will be paid in accordance with customary business practices, as same exist on the date hereof, or are being contested in good faith by appropriate proceedings diligently prosecuted, so long as foreclosure, distraint, sale or other similar proceedings have not been initiated, and in each case for which the Company and its Subsidiaries maintain adequate reserves in accordance with GAAP in respect of such taxes and charges; (ii) Liens on an oil or gas producing property to secure obligations incurred or guarantees of obligations incurred (in each case, other than Indebtedness) in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the production from such property which obligations are not yet due and will be paid in accordance with customary business practices, as same exist on the date hereof, or are being contested in good faith by appropriate proceedings diligently prosecuted, so long as foreclosure, sale or other similar proceedings have not been initiated; and (iii) Liens on pipelines or pipelines facilities that arise by operation of law securing obligations which are not yet due and will be paid in accordance with customary business practices, as same exist on the date hereof, or are being contested in good faith by appropriate proceedings diligently prosecuted, so long as foreclosure, sale or other similar proceedings have not been initiated, and in each case for which the Company and its Subsidiaries maintain adequate reserves in accordance with GAAP in respect of such taxes and charges.

3.15    Insurance.  The Company and each of its Subsidiaries have insurance policies (or the operators of its non-operated properties are required to carry insurance policies) against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.

3.16    Regulatory Permits.  Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 3.1) or a material adverse effect on the production, extraction, transportation or sale of oil, gas, minerals or other hydrocarbons from any portion of the Owned Oil and Gas Property (as defined in Section 3.14) that is producing oil, gas, minerals and/or other hydrocarbons at the time this representation is made, the Company and its Subsidiaries possess all certificates, authorizations, approvals, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as conducted at the time this representation is made (“Permits”), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit.  Without limiting the foregoing, the Company and its Subsidiaries possess all Permits necessary to produce, extract, transport and sell the oil, gas and other minerals in that portion of Oil and Gas Property that is producing oil, gas, minerals and/or other hydrocarbons at the time this representation is made.  Except as could not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have no reason to believe that they will not be able to obtain necessary Permits as and when necessary to enable the Company to produce, extract, transport and sell the oil, gas, minerals and other hydrocarbons in the Oil and Gas Property.  The Company is not in violation of any of the rules, regulations or requirements of the OTC Bulletin Board (the “Principal Market”).

3.17    Internal Accounting Controls; Disclosure Controls and Procedures; Books and Records.  The Company has, and has caused each of its Subsidiaries to, at all times keep books, records and accounts with respect to all of such Person’s business activities, in accordance with sound accounting practices and GAAP consistently applied.  The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has filed all certifications and statements required by (A) Rule 13a-14 or Rule 15d-14 under the 1934 Act and (B) Section 906 of Sarbanes Oxley with respect to any Company SEC Documents.  The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the 1934 Act; except as set forth in Schedule 3.17, such disclosure controls and procedures are, and at all times have been, effective to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC (X) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (Y) is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.  The Company maintains internal control over financial reporting required by Rule 13a-14 or Rule 15d-14 under the 1934 Act; except as set forth in Schedule 3.17, such internal control over financial reporting is, and has at all times been, effective and does not contain, and has not contained, any material weaknesses.

3.18    Tax Status.  Except as set forth in Schedule 3.18, the Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves on its books, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply.  Except as set forth in Schedule 3.18, there are no unpaid taxes in any material amount claimed in writing to be due from the Company or any of its Subsidiaries by the taxing authority of any jurisdiction, and there is no basis for any such claim.  Neither the Company nor any of its Subsidiaries is a “United States real property holding corporation” (“USRPHC”) as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

3.19    Transactions With Affiliates.  Except as set forth on Schedule 3.19, no Related Party (as defined below) of the Company or any of its Subsidiaries, nor any Affiliate thereof, is presently, or will be as a result of the transactions contemplated by this Agreement and the other Transaction Documents, a party to any transaction, contract, agreement, instrument, commitment, understanding or other arrangement or relationship with the Company or any of its Subsidiaries, whether for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments or consideration to or from any such Related Party.  Except as set forth on Schedule 3.19, no Related Party of the Company or any of its Subsidiaries, or any of their respective Affiliates, has any direct or indirect ownership interest in any Person (other than ownership of less than 2% of the outstanding common stock of a publicly traded corporation) in which the Company or any of its Subsidiaries has any direct or indirect ownership interest or with which the Company or any of its Subsidiaries competes or has a business relationship.  “Related Party” means a Person’s or any of its subsidiary’s officers, directors, persons who were officers or directors at any time, from and as of December 31, 2007, stockholders (other than any holder of less than 5% of the outstanding shares of such Person), or Affiliates of such Person.  As used in this Agreement, “Affiliate” means, with respect to any Person, another Person that, directly or indirectly, (i) has a 5% equity interest in that Person, (ii) has a common ownership with that Person, (iii) controls that Person, (iv) is controlled by that Person or (v) shares common control with that Person; and “control” or “controls” means that a Person has the power, direct or indirect, to conduct or govern the policies of another Person.

3.20    Application of Takeover Protections; Rights Agreement.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, or other similar anti-takeover provision under the Certificate of Incorporation or any certificates of designations or the laws of the jurisdiction of its formation or incorporation to the transactions contemplated by this Agreement, the Company’s issuance of the Securities in accordance with the terms hereof and any Buyer’s ownership of the Securities.  The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

3.21    Foreign Corrupt Practices.  Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.22    Outstanding Indebtedness, Permitted Indebtedness and Liens.  Except as set forth on Schedule 3.22, (i) neither the Company nor any of its Subsidiaries has any, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents will not have any, outstanding Indebtedness or trade account payables other than pursuant to the Transaction Documents, (ii) there are no, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents there will not be any, Liens other than Permitted Liens on any of the assets of the Company and its Subsidiaries, and (iii) there are no, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents there will not be any, Uniform Commercial Code financing statements or similar filings, registrations or recordings evidencing Liens in respect of any obligations of Indebtedness of any amounts filed against the Company or any of its Subsidiaries or any of their respective assets, other than under the Security Agreement.

3.23    Ranking of Note.  No Indebtedness of the Company is, or will be upon consummation of the transactions contemplated hereby and by the other Transaction Documents, senior to or pari passu with the Note in right of payment, whether with respect of payment of redemptions, interest or principal.

3.24    Oil and Gas Property.  Schedule 3.24 contains a complete and correct list of all the (i) real property; leasehold interests; fee interests; oil, gas and other mineral interests drilling, exploration and development rights; pooling, spacing, communitization and unitization rights and interests; royalty interests, overriding royalty interests, and other interests in payments out of or pursuant to production; other rights and interests in and to oil, gas and other minerals, including contractual rights to production, concessions, back in after payout interests, net profits interests, working interests, carried working interests and participation interests (including all Hydrocarbon Property (as defined in the Mortgages)); and (ii) any options, acquisition agreements, joint development agreements, area of mutual interest agreements, farmins, farmouts, exploration agreements or other contractual rights for the acquisition or earning of any interests of the types set forth in subpart (i) hereof (including any of the foregoing acquired after the date of this Agreement and all facilities, fixtures and equipment relating or incidental to such interests, singularly, an “Oil and Gas Property” and collectively, the “Oil and Gas Properties”), which list identifies all of the Oil and Gas Properties and specifies which of the Company and its Subsidiaries leases, owns or possesses each of the Oil and Gas Properties.  The oil, gas and/or mineral leases, deeds, pooling, spacing, communitization and unitization orders, rights and agreement and contracts and other agreements, as set forth in Schedule 3.24 included in the Oil and Gas Properties (not including easements, rights of way, access agreements, surface damage agreements, surface use agreements or similar agreements that pertain to the Oil and Gas Property) are collectively referred to herein as the “Leases”.  Except as set forth in Schedule 3.24, the Company or one of its Subsidiaries possesses indefeasable title to the Oil and Gas Property, free and clear of all Liens (other than Permitted Liens) and encumbrances that could impair the ability of the Company and its Subsidiaries to realize the benefits of the rights provided to any of them under the Leases.  Except as set forth on Schedule 3.24, there are no pending or, to the Company’s Knowledge, threatened in writing condemnation, eminent domain or similar proceedings, or litigation or other proceedings affecting any Oil and Gas Property, or any portion or portions thereof.  Except as set forth on Schedule 3.24, no well included in the Oil and Gas Properties is subject to a Payout Balance and Schedule 3.24 correctly reflects the Payout Balance for each well listed thereon as being subject to a Payout Balance.  “Payout Balance” means the status, as of the date set forth in Schedule 3.24 of the recovery by the Company, its Subsidiaries or a third person of a cost amount specified in the contract relating to a well out of the revenue from such well where the net revenue interest of the Company or any of its Subsidiaries therein will be reduced or the working interest therein will be increased when such amount has been recovered.

3.25    Leases, Performance of Obligations.  All of the Leases are valid and in full force and effect and are enforceable against all parties thereto.  Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other party thereto is in default in any material respect under any of such Leases and no event has occurred which with the giving of notice and/or the passage of time could constitute a default under, or otherwise give any party the right to terminate, any of such Leases, or affect the Company’s or any of its Subsidiaries’ interest in and title to the Oil and Gas Property arising under any of such Leases.  No Lease is subject to termination, modification or acceleration as a result of the transactions contemplated hereby and the transactions contemplated hereby (including the granting of the Mortgages) will not make any right of first refusal exercisable by any third party with respect to any of the Oil and Gas Properties.  Except as set forth in Schedule 3.25, all of the Leases will remain in full force and effect upon, and permit, the consummation of the transactions contemplated hereby and by the other Transaction Documents (including the granting of leasehold mortgages).  There are no restrictions applicable to any Oil and Gas Property that would interfere with the Company’s or any of its Subsidiary’s making an assignment or granting of a Mortgage to any Buyer as contemplated by the Security Documents, including any requirement under any Lease.  The Leases will by their terms remain in effect for at least as long as oil, gas or other minerals are produced in paying quantities, all required royalty payments are made or they are otherwise maintained by operations.

3.26    Operation of Oil and Gas Property, Marketing.  Except as set forth in Schedule 3.26, all of the wells on the Oil and Gas Properties have been drilled and completed, or plugged and abandoned, at legal locations within the boundaries set forth in the appropriate Lease; and no such well is subject to penalties on allowables after the date hereof because of any overproduction or violation of applicable laws, rules, regulations, permits or judgments, orders or decrees of any court or governmental body or agency which would prevent such well from being entitled to its full legal and regular allowance from and after the date hereof as prescribed by any court or Governmental Entity.  Except as set forth in Schedule 3.26, there are no joint operating agreements applicable to any Oil and Gas Property.  The Company and the Subsidiaries will not be obligated, as of the Closing Date or thereafter, including by virtue of a prepayment arrangement, make-up right under a production sales contract containing a “take or pay” or similar provision, production payment, buydowns, buyouts, or any other arrangement, (i) to deliver hydrocarbons, or proceeds from the sale thereof, attributable to any of the Oil and Gas Properties at some future time without then or thereafter receiving the full contract price therefor, or (ii) to deliver oil or gas (or cash in lieu thereof) from any Oil and Gas Property to other owners of interests as a result of past production by the Company or the Subsidiaries or any of their predecessors in excess of the share to which it was entitled with respect to such Oil and Gas Property.  Except as set forth in Schedule 3.26, no Person has any call upon, option to purchase or similar right to obtain production from any portion of the Oil and Gas Property and no Oil and Gas Property or production therefrom is subject to any forward sales contract or other hedging arrangement.  Except as set forth in Schedule 3.26, all oil and gas production proceeds payable by the Company or its Subsidiaries to others from the Oil and Gas Properties under the applicable terms of the Leases or under applicable Laws, including all royalties, overriding royalties and net profits interests, have been disbursed and all deductions from those oil and gas production proceeds have been made in accordance with the applicable terms and conditions of those Leases and Laws, except for revenues which are properly being suspended or held in accordance with applicable Laws, and (iii) the Company and its Subsidiaries are in compliance in all material respects with all applicable Laws pertaining to escheatment.

3.27    Tangible Assets.  The Company and its Subsidiaries have defensible title to all of their tangible assets (the “Assets”), all of which are free and clear of any Lien, other than Permitted Liens, and include all assets necessary for the conduct of the Company’s business as presently proposed to be conducted.  The Assets that are pipelines, facilities, fixtures, equipment, and other personal property have been maintained in all material respects in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they are now used and proposed to be used.  There are no existing agreements, options, commitments or rights with, of or to any Person to acquire any assets, or any interests therein.

3.28    Investment Company.  The Company is not, and upon each Closing will not be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

SECTION 4.
AFFIRMATIVE COVENANTS

4.1           Best Efforts.  Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

4.2           Reporting Status.  Until the latest of (i) the date that is one year after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Closing Shares and all of the Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) and (ii) the date on which neither the Note nor the Warrant remains outstanding (the period ending on such latest date, the “Reporting Period”), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act in a timely manner (including any extensions of the applicable time frames permitted by Rule 12b-25 under the 1934 Act pursuant to timely filed Forms 12b-25), and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the securities laws would otherwise permit such termination.

4.3           Use of Proceeds.  The Company will use the proceeds from the sale of the Closing Shares, Note and Warrant as set forth on Schedule 4.3.

4.4           Financial Information.  The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are immediately available to the public through the EDGAR system, within one Business Day after the filing thereof with the SEC, a copy of each of its quarterly reports on Form 10-QSB or 10-Q and annual reports on Form 10-KSB or 10-K, as the case may be (each, a “Periodic Report”), Current Reports on Form 8-K, registration statements (other than on Form S-8) and amendments and supplements to each of the foregoing, (ii) unless immediately available through Bloomberg Financial Markets (or any successor thereto), facsimile copies of all press releases issued by the Company or any of its Subsidiaries, contemporaneously with the issuance thereof, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

4.5           Reservation of Shares.  The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the aggregate number of shares of Common Stock issuable upon Conversion of the Note and exercise of the Warrant.

4.6           Listing.  The Company shall take all actions necessary to remain eligible for quotation of its Common Stock on the OTC Bulletin Board and to cause all of the Registrable Securities (as defined in the Registration Rights Agreement) covered by a registration statement to be quoted thereon, unless listed on a national securities exchange.

4.7           Disclosure of Transactions and Other Material Information.  Contemporaneous with or prior to the earlier of (i) the Company’s first public announcement of the transactions contemplated hereby and (ii) 4:00 p.m. (New York City time) on the fourth Business Day following the Closing Date, the Company shall file the Announcing 8-K with the SEC.  The “Announcing Form 8-K,” (x) shall describe the terms of the transactions contemplated by the Transaction Documents, including the purchase of the Closing Shares, Note and Warrant, (y) shall include as exhibits to such Form 8-K this Agreement (including the schedules hereto), the form of Note, the Registration Rights Agreement, the form of Warrant, the form of Security Agreement, the form of Guaranty, the form of Pledge Agreement, and the form of Mortgage, and (z) shall include any other information required to be disclosed therein pursuant to any securities laws or other Laws.  Unless required by Law, the Company shall not make any public announcement regarding the transactions contemplated hereby prior to the Closing.  From and after the filing of the Announcing Form 8-K with the SEC, Buyer shall not be in possession of any material non-public information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents.  In the event that the Company believes that a notice or communication to any Buyer or Investor after the filing date of the Announcing 8-K, contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to Buyer or Investor contemporaneously with delivery of such notice or communication, and such indication shall provide Buyer or Investor the means to refuse to receive such notice or communication; and in the absence of any such indication, the holders of the Securities shall be allowed to presume that all matters relating to such notice or communication do not constitute material, non-public information relating to the Company or any of its Subsidiaries.  If the Buyer or Investor elects to receive material, non-public information from the Company, each Buyer or Investor shall as a condition to receiving such information execute and deliver to the Company a confidentiality agreement with respect thereto in such form as the Company may request to comply with federal and state securities laws.

4.8           Notices.  From the date of this Agreement until the first date following the Closing Date on which no Note is outstanding and the Security Agreement has terminated, the Company shall and shall cause each of its Subsidiaries to:

(i)           Locations.  Promptly (but in no event less than 20 days prior to the occurrence thereof) notify Buyer of the proposed opening of any new place of business or new location of Collateral (as defined in the Security Agreement), the closing of any existing place of business or location of Collateral, any change in the location of such Person’s books, records and accounts (or copies thereof), the opening or closing of any post office box, the opening or closing of any bank account or, if any of the Collateral consists of Goods (as defined in the Security Agreement) of a type normally used in more than one state, the use of any such Goods in any state other than a state in which such Person has previously advised Buyer that such Goods will be used.

(ii)           Names and Trade Names.  Notify Buyer in writing (A) at least 30 days in advance of any change in such Person’s legal name and (B) within 10 days of the change of the use of any trade name, assumed name, fictitious name or division name not previously disclosed to Buyer in writing.

All of the foregoing notices shall be provided by the Company or applicable Subsidiary to Buyer in writing.

4.9           Compliance with Laws and Maintenance of Permits.  From the date of this Agreement until the first date following the Closing Date on which neither the Note nor the Warrant is outstanding and the Security Agreement has terminated, the Company shall, and shall cause each of its Subsidiaries to, maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would reasonably be expected to have individually or in the aggregate a Material Adverse Effect, and the Company and each of its Subsidiaries shall remain in compliance with all Laws (including Environmental Laws and Laws relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure with which to comply would reasonably be expected to have individually or in the aggregate a Material Adverse Effect on such Person.

4.10    Inspection and Audits.  From the date of this Agreement until the first date following the Closing Date on which the Note is no longer outstanding and the Security Agreement has terminated, (i) the Company shall, and shall cause each of its Subsidiaries to, permit Buyer, or any Persons designated by Buyer, to call at such Person’s places of business at any reasonable times, and, without hindrance or delay, to inspect, examine and audit the Collateral and to inspect, audit, check and make extracts from such Person’s books, records, journals, orders, receipts and any correspondence and other data relating to such Person’s business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning such Person’s business as Buyer may consider reasonable under the circumstances; and (ii) Buyer, through its officers, employees or agents shall have the right, at any time and from time to time, in Buyer’s name, to verify the validity, amount or any other matter relating to any of the Company’s and its Subsidiaries’ Accounts (as defined in the Security Agreement), by mail, telephone, telecopy, electronic mail or otherwise.  Notwithstanding anything to the contrary herein, upon written request to the Company by any Buyer, the Company shall promptly provide Buyer with any financial, operating or other type of information requested by Buyer, subject to Buyer’s execution of a confidentiality agreement reasonably acceptable to the Company with respect to such information, which execution shall constitute a waiver, with respect to any material non-public information regarding the Company and the Subsidiaries provided to Buyer directly in response to such written request, of the restriction herein on the Company’s disclosure to Buyer of material non-public information.

4.11    Insurance.  From the date of this Agreement until the first date following the Closing Date on which the Note is no longer outstanding and the Security Agreement has terminated, the Company shall, and shall cause each of its Subsidiaries to:

(i)           Keep the Collateral properly housed (to the extent customary in the oil and gas business) and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks with companies that regularly insure Persons engaged in businesses similar to that of the Company or applicable Subsidiary, such coverage and the premiums payable in respect thereof to be acceptable in scope and amount to the Collateral Agent.  Within 60 days after the filing of the Announcing 8-K, original (or certified) copies of such policies of insurance shall be delivered to Buyer, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance reasonably acceptable to Collateral Agent, showing loss under such insurance policies payable to Collateral Agent.  Such endorsement, or an independent instrument furnished to the Collateral Agent, shall provide that the insurance company shall give the Collateral Agent at least 30 days’ written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of such Company or applicable Subsidiary or any other Person shall affect the right of the Collateral Agent to recover under such policy of insurance in case of loss or damage.

(ii)           Maintain, at its expense, such public liability and third party property damage insurance with companies that regularly insure Persons engaged in businesses similar to that of the Company or applicable Subsidiary, such coverage and the premiums payable in respect thereof to be acceptable in scope and amount to the Collateral Agent.  Within 60 days after the filing of the Announcing 8-K, original (or certified) copies of such policies have been delivered to Buyer, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing the Collateral Agent as an additional insured thereunder and providing that the insurance company shall give Collateral Agent at least 30 days’ written notice before any such policy shall be altered or canceled.

If the Company or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, Buyer, without waiving or releasing any obligation or default by the Company hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Buyer deems advisable.  Such insurance, if obtained by Buyer, may, but need not, protect the Company’s and its Subsidiaries’ interests or pay any claim made by or against the Company and its Subsidiaries with respect to the Collateral.  Such insurance may be more expensive than the cost of insurance the Company and its Subsidiaries may be able to obtain on their own and may be cancelled only upon the Company and its Subsidiaries’ providing evidence that they have obtained the insurance as required above.  All sums disbursed by Buyer in connection with any such actions, including court costs, expenses, other charges relating thereto and reasonable attorneys’ fees, shall constitute Indebtedness under the Note, shall be payable on demand by the Company to Buyer and, until paid, shall bear interest at the highest rate then applicable to principal under the Note.

4.12    Collateral.  From the date of this Agreement until the first date following the Closing Date on which the Note is no longer outstanding, the Company shall, and shall cause its Subsidiaries to maintain the Collateral in good condition, repair and order (ordinary wear and tear excepted) and shall make all necessary repairs to the Equipment (as defined in the Security Agreement) and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained.

4.13    Taxes.  From the date of this Agreement until the first date following the Closing Date on which the Note is no longer outstanding, the Company shall, and shall cause each of its Subsidiaries to file all required tax returns and pay all of its taxes when due, subject to any extensions granted by the applicable taxing authority, including taxes imposed by federal, state or municipal agencies, and shall cause any Liens for taxes to be promptly released; provided, that Person shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on such Person’s financial statements; (ii) the contesting of any such payment does not give rise to a Lien for taxes; (iii) such Person keeps on deposit with the Collateral Agent (such deposit to be held without interest) an amount of money which, in the sole judgment of the Collateral Agent, is sufficient to pay such taxes and any interest or penalties that may accrue thereon; and (iv) if such Person fails to prosecute such contest with reasonable diligence, the Collateral Agent may apply the money so deposited in payment of such taxes.  If the Company or applicable Subsidiary fails to pay any such taxes (other than taxes not yet due, subject to an extension or subject to a contest) and in the absence of any such contest by such Person, Buyer may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any Lien therefor, and any sums so advanced by Buyer shall constitute Indebtedness under the Note, shall be payable by the Company to Buyer on demand, and, until paid, shall bear interest at the highest rate then applicable to principal under the Note.

4.14    Intellectual Property.  From the date of this Agreement until the first date following the Closing Date on which the Note is no longer outstanding, the Company shall and shall cause each of its Subsidiaries to maintain adequate licenses, patents, patent applications, copyrights, service marks and trademarks to continue its business as presently proposed to be conducted by it or as hereafter conducted by it, unless the failure to maintain any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

4.15    Patriot Act, Investor Secrecy Act and Office of Foreign Assets Control.  As required by federal law and Buyer’s policies and practices, Buyer may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services, and, from the date of this Agreement until the first date following the Closing Date on which the Note is no longer outstanding, the Company agrees to, and shall cause each of its Subsidiaries to, provide such information as reasonably requested by Buyer.

4.16    Drilling Title Opinions.  From the date of this Agreement until the first date following the Closing Date on which the Note is no longer outstanding, prior to the Company’s or any of its Subsidiaries’ drilling on any of the Oil and Gas Property, the Company or such Subsidiary will obtain a customary drilling title opinion with respect to such drillsite.  Upon written request to the Company by Buyer, the Company shall promptly provide Buyer with a copy of such drilling title opinion.

4.17    Security Covenants.  From the date of this Agreement until the first date following the Closing Date on which the Note is no longer outstanding, Company shall, and shall cause each of its Subsidiaries to, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as Buyer or the Collateral Agent may from time to time request in order to carry out the intent and purposes of this Agreement, the Security Documents and the other Transaction Documents and the transactions contemplated hereby and thereby, including all such actions to establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of the Collateral Agent for the benefit of Buyer on the Collateral (as each term is defined in the Security Agreement, and including Collateral acquired after the date hereof), including on any and all assets of the Company and each of its Subsidiaries, whether now owned or hereafter acquired.

(i)           Without limiting the generality of the foregoing, in the event that the Company or any of its Subsidiaries shall, at any time from the date of this Agreement until the first date following the Closing Date on which the Note is no longer outstanding, acquire or form any new Subsidiary after the date hereof, the Company shall, or shall cause the respective Subsidiary to cause such new Subsidiary, upon such acquisition or concurrently with such formation, as applicable, (A) to execute, and thereafter perform its obligations under, the Security Agreement and the Guaranty and to take such other action (including authorizing the filing of such UCC financing statements and delivering certificates in respect of the equity securities of such Subsidiary) as shall be necessary or appropriate to establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of Collateral Agent for the benefit of Collateral Agent and Buyer on all assets, both real and personal, in which such new Subsidiary has or may thereafter acquire any interest, (B) to execute such other Security Documents, in form and content acceptable to Collateral Agent, as may be required or requested by Collateral Agent in connection with the actions contemplated by the preceding clause (A), and (C) to deliver such proof of corporate (or comparable) action, incumbency of officers, opinions of counsel and other documents as Collateral Agent shall have required or requested.

(ii)           From the date of this Agreement until the first date following the Closing Date on which the Note is no longer outstanding, (A) the Company shall, and shall cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a wholly-owned Subsidiary, and that Collateral Agent shall have, for the benefit of Collateral Agent and Buyer, a first priority Lien on all capital stock or other equity securities of each of its Subsidiaries concurrently with acquisition or formation of such Subsidiary; and (B) in the event that any additional capital stock or other equity securities shall be issued by any of its Subsidiaries, the Company shall or shall cause each of its Subsidiaries to, concurrently with such issuance, deliver to Collateral Agent, to the extent required by the applicable Security Documents, the certificates evidencing such securities, accompanied by undated powers executed in blank and to take such other action as Collateral Agent shall request to perfect the security interest created therein pursuant to such Security Documents.  As used in this Agreement, “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

(iii)           At any time from the date of this Agreement until the first date following the Closing Date on which the Note is no longer outstanding, concurrently with the acquisition by the Company or any of its Subsidiaries, of any real estate or Oil and Gas Property leasehold interests, the Company shall deliver or cause to be delivered to the Collateral Agent, with respect to such real estate, (A) a mortgage or deed of trust, as applicable, in form and substance satisfactory to the Collateral Agent, executed by the title holder thereof, (B) with respect to any real estate owned by the Company not constituting Oil and Gas Property, an ALTA lender’s title insurance policy issued by a title insurer reasonably satisfactory to the Collateral Agent in form and substance and in amounts reasonably satisfactory to the Collateral Agent ensuring the Collateral Agent’s first priority Lien on such real estate, free and clear of all defects, encumbrances and Liens except Permitted Liens.

(iv)           From the date of this Agreement until the first date following the Closing Date on which the Note is no longer outstanding, the Company shall, and shall cause each of its Subsidiaries to, (A) refrain from engaging to any substantial extent in any business other than the exploration and development of natural gas and oil reserves within the United States and business reasonably related thereto or in furtherance thereof, and (B) preserve, renew and keep in full force and effect their respective material rights, privileges and franchises necessary or desirable in the normal conduct of their business.

4.18    Subsidiary Interests.  From the date of this Agreement until the first date following the Closing Date on which the Note is no longer outstanding, all of the equity interests of each of the Subsidiaries shall be certificated or otherwise represented in tangible form.

4.19    Submission of Matters to a Stockholder Vote.  From the date of this Agreement until the earlier of the (i) second anniversary of the Closing Date, the Company shall comply with the requirements of Section 312.03 of the New York Stock Exchange Listed Company Manual as to matters requiring the prior approval of the Company’s stockholders or (ii) the date on which the Common Stock is listed on the Toronto Stock Exchange.

4.20    Subsidiary Certificates.  By no later than the third date following the Closing Date, the Company shall deliver to the Buyer certificates representing 100% of the ownership interests in each of the Subsidiaries (and corresponding stock powers executed in blank).

SECTION 5.
NEGATIVE COVENANTS

From the date hereof until the date the Note is no longer outstanding, the Company covenants and agrees as follows:

5.1           Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive it from paying all or any portion of any principal of, or interest or premium on the Note as contemplated herein or therein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of any of the Transaction Documents; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such Law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to any Buyer, but will suffer and permit the execution of every such power as though no such law has been enacted.

5.2           Payment Restrictions Affecting Subsidiaries.  The Company shall not, nor will it permit any of its Subsidiaries to, enter into or assume any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for an obligation, except to the extent any such agreement provides for Permitted Liens.  Except as provided herein, the Company shall not and shall not cause or permit its Subsidiaries to directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any such Subsidiary to:  (1) pay dividends or make any other distribution on any of such Subsidiary’s capital stock owned by the Company or any other Subsidiary; (2) pay any Indebtedness owed to the Company or any other Subsidiary; (3) make loans or advances to the Company or any other Subsidiary; or (4) transfer any of its property or assets to the Company or any other Subsidiary.

5.3           Prepayments.  The Company shall not, nor will it permit any of its Subsidiaries to, prepay any Indebtedness that is in parity with or subordinate to the Note by structure or contract.

5.4           Indebtedness.  The Company shall not, and shall cause each of its Subsidiaries not to, create, incur, assume, extend the term of, or guaranty or otherwise become obligated with respect to, any Indebtedness other than Indebtedness under the Note issued pursuant to this Agreement, except that the Company and its Subsidiaries may incur Indebtedness for borrowed money and trade payables in an aggregate amount outstanding not in excess of $1,750,000 in addition to permitted Indebtedness identified in Schedule 3.22 outstanding on the Closing Date.

5.5           Liens.  The Company shall not, and shall cause each of its Subsidiaries not to, grant any Lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens.

5.6           Sale of Collateral.  Neither the Company nor any of the Subsidiaries shall sell, transfer, farm-out, assign or dispose of any Oil and Gas Property (and any of the Collateral used in connection with the operation of such Oil and Gas Property) (a “Collateral Disposition”), without the prior written consent of the holders of at least 51% of the aggregate principal amount of the Notes then outstanding, which consent shall not be unreasonably withheld.

5.7           Corporate Existence; Leases.  The Company shall maintain its corporate existence and shall not sell all or any material portion of the Company’s assets (including, for the avoidance of any doubt, all or any material portion of the assets of the Subsidiaries in the aggregate).  From the date of this Agreement until the first date following the Closing Date on which the Note is not outstanding, the Company shall, and shall cause each of its Subsidiaries to, refrain from violating, breaching or defaulting under in any respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a violation or breach of, or default under, any term or provision of any Lease to which the Company or any of its Subsidiaries is a party, except to the extent such violation, breach or default, action or inaction would not and would not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect

5.8           Restrictions on Loans; Investments; Subsidiary Equity.  The Company shall not, and shall not permit any of its Subsidiaries to, (i) except for Permitted Investments (as defined herein) in which the Collateral Agent or any other holder of the Note has a valid, perfected first priority security interest, make any loans to, or investments in, any other person or entity, including through lending money, deferring the purchase price of property or services (other than trade accounts receivable on terms of 90 days or less), purchasing any note, bond, debenture or similar instrument, entering into any letter of credit, guaranteeing (or taking any action that has the effect of guaranteeing) any obligations of any other person or entity, or acquiring any equity securities of, or other ownership interest in, or making any capital contribution to any other entity, (ii) invest in, participate in, lease, purchase, obtain or otherwise acquire any real property, facilities, or oil, gas or other mineral drilling, exploration or development rights, concessions, working interests or participation interests (collectively, “Interests”) in which the Collateral Agent, on behalf of Buyer and any other holder of the Note, is not provided with a valid, perfected first priority security interest, subject to Permitted Liens, in such Interests on or prior to the date that is the earliest of (A) the tenth Business Day of the subsequent calendar quarter, (B) 20 Business Days after the date on which the aggregate acquisition price of such investments, participations, leases, purchases or acquisitions exceeds $500,000 during a calendar quarter, and (C) concurrently with any investment, participation, lease, purchase or acquisition that has an acquisition price that individually exceeds $1,000,000, or (iii) issue, transfer or pledge any capital stock or equity interest in any Subsidiary to any Person other than the Company.  “Permitted Investments” means any investment in (A) direct obligations of the United States or obligations guaranteed by the United States, in each case which mature and become payable within 90 days of the investment by the Company or any Subsidiary, (B) commercial paper rated at least A-1 by Standard & Poor’s Ratings Service and P-1 by Moody’s Investors Services, Inc., (C) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $250,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (B) above, in each case which mature and become payable within 90 days of the investment by the Company or any Subsidiary, (D) repurchase agreements with respect to securities described in clause (A) above entered into with an office of a bank or trust company meeting the criteria specified in clause (C) above, provided in each case that such investment matures and becomes payable within 90 days of the investment by the Company or any Subsidiary, (E) any money market or mutual fund which invests only in the foregoing types of investments and the liquidity of which is satisfactory to the Collateral Agent, or (F) non-monetary proceeds of Permitted Collateral Dispositions.

5.9           Equipment.  The Company shall not, and shall cause each of its Subsidiaries not to, (i) permit any Equipment to become a fixture to Oil and Gas Property unless such Oil and Gas Property is owned or leased by such Person and is subject to a mortgage in favor of the Collateral Agent, for the benefit of Buyer, and if such Oil and Gas Property is leased, is subject to a landlord’s agreement in favor of Buyer on terms acceptable to the Collateral Agent, or (ii) permit any Equipment to become an accession to any other personal property unless such personal property is subject to a first priority perfected Lien, subject to Permitted Liens, in favor of the Collateral Agent, for the benefit of Buyer and any other holders of the Note.

5.10    Affiliate Transactions.  The Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement any transaction, contract, agreement, instrument, commitment, understanding or other arrangement with any Related Party, except for customary employment arrangements and benefit programs, on reasonable terms, that are not otherwise prohibited by this Agreement.

5.11    Settling of Accounts.  The Company shall not, and shall cause each of its Subsidiaries not to, sell, discount, settle or adjust any Account (as defined in the Security Agreement); provided, that the Company and its Subsidiaries may (i) discount or settle past due Accounts on an arm’s length basis in the ordinary course of business, and (ii) provide early payment discounts in respect of Accounts in the ordinary course of business, consistent with past practice.

5.12    Limitation on Sale and Leaseback Transactions.  The Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, enter into any arrangement with any Person whereby in a substantially contemporaneous transaction the Company or any of its Subsidiaries sells or transfers all or substantially all of its right, title and interest in an asset and, in connection therewith, acquires or leases back the right to use such asset.

5.13    Investment Company.  The Company shall not become an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940.

5.14    Leases.  The Company shall not, and shall cause each of its Subsidiaries not to, violate, breach or default under in any respect, or take or fail to take any action that (with or without notice or lapse of time or both) would constitute a violation or breach of, or default under, any term or provision of, or would result in a reversion of rights to a Person under, any Lease to which the Company or any of its Subsidiaries is a party, except to the extent such violation, breach or default, action or in-action could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5.15    Restriction on Purchases or Payments.  The Company shall not, and shall cause each of its Subsidiaries not to, (i) declare, set aside or pay any dividends on or make any other distributions (other than dividends or distributions to the Company’s stockholders consisting solely of the Company’s capital stock) in respect of any capital stock; provided however, that any Subsidiary may declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any of its capital stock that is held solely by the Company or by a domestic Subsidiary, provided that 100% of the equity of such domestic Subsidiary is directly or indirectly owned by the Company, such domestic Subsidiary is controlled by the Company and such domestic Subsidiary is a party to the Guaranty Agreement and the Security Agreement, or (ii) purchase, redeem or otherwise acquire, directly or indirectly, any shares of the Company’s capital stock, except repurchases of unvested shares in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date of this Agreement or provisions of stock options or restricted stock issued under the Option Plan permitting “net exercise” or retention of shares to pay taxes.

5.16    No Avoidance of Obligations.  The Company shall not, and shall cause each of its Subsidiaries not to, enter into any agreement which would limit or restrict the Company’s or any of its Subsidiaries’ ability to perform under, or take any other voluntary action to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under, this Agreement, the Note and the other Transaction Documents.

5.17    Regulation M.  Neither the Company, nor its Subsidiaries nor any Affiliates of the foregoing will take any action prohibited by Regulation M under the 1934 Act, in connection with the offer, sale and delivery of the Securities contemplated hereby.

5.18    Company Contracts.  The Company shall not, and shall not permit its Subsidiaries to, enter into any gas purchase agreement, or any similar agreement, until each prospective customer or joint-operator, as the case may be, delivers to the Company and the Collateral Agent a duly executed acknowledgment and agreement to the Notice of Assignment of Proceeds substantially in the form of Exhibit B to the Security Agreement.

SECTION 6.
CONDITIONS TO THE OBLIGATION OF THE COMPANY TO SELL

The obligation of the Company to issue and sell the Closing Shares, Note and Warrant to Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing Buyer with prior written notice thereof:

(a)	Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b)
Buyer shall have delivered to the Company the Purchase Price for the Closing Shares, Note and Warrant being purchased by Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(c)
The representations and warranties of Buyer herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by Buyer at or prior to the Closing Date.

SECTION 7.
CONDITIONS TO THE OBLIGATION OF THE BUYER TO PURCHASE

The obligation of Buyer to purchase the Closing Shares, Note and Warrant from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Buyer’s sole benefit and may be waived only by Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)	Each of the Company and each other Person (other than Buyer and the Collateral Agent) party to the Transaction Documents shall have executed and delivered the same to Buyer.

(b)
The representations and warranties of the Company herein and in all Transaction Documents shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  Buyer shall have received a certificate, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Buyer.

(c)
Buyer shall have received the opinions of Porter & Hedges, LLP, Rice Silbey Reuther & Sullivan, LLP and Morris, Laing, Evans, Brock & Kennedy, Chartered, each dated as of the Closing Date, which opinions will collectively address, among other things, certain laws of the States of Nevada, Texas, and Kansas applicable to the transactions contemplated hereby and the security interests provided pursuant to the Security Agreement, in form, scope and substance reasonably satisfactory to Buyer.

(d)	The Company shall have executed and delivered to Buyer the Note and Warrant.

(e)
The Board of the Company shall have adopted, and not rescinded or otherwise amended or modified, resolutions consistent with Section 3(b) above and in a form reasonably acceptable to Buyer (the “Resolutions”).

(f)
As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock a sufficient number of shares to cover the exercise of the Warrant and the Conversion of the Note.

(g)
The Company shall have delivered to Buyer a certificate evidencing the incorporation (or other organization) and good standing of the Company and each Subsidiary in such entity’s state or other jurisdiction of incorporation or organization issued by the Secretary of State (or other applicable authority) of such state or jurisdiction of incorporation or organization as of a date within 20 days of the Closing Date.

(h)
The Company shall have delivered to Buyer a secretary’s certificate, dated as of the Closing Date, certifying as to (A) the Resolutions, (B) the Certificate of Incorporation, certified as of a date within 20 days of the Closing Date, by the Secretary of State of Nevada, (C) the Bylaws of the Company, (D) the certificate or articles of incorporation or other organizational documents of each of the Company’s Subsidiaries, each certified as of a date within 20 days of the Closing Date, by the Secretary of State of the state of such entity’s jurisdiction of incorporation or organization, and (E) the bylaws or other similar documents of each of the Company’s Subsidiaries, each as in effect at the Closing.

(i)
The Company shall have delivered to Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five Business Days of the Closing Date.

(j)
The Company and its Subsidiaries shall have delivered and pledged to Buyer all the Collateral, in each case in accordance with the Security Agreement, the Pledge Agreement and the other Security Documents.

(k)
The Company and its Subsidiaries shall have given, executed, delivered, filed and/or recorded all Security Documents, Mortgages with respect to all of the Oil and Gas Property, and any other financing statements, notices, instruments, documents, agreements and other papers that may be necessary or desirable (in the reasonable judgment of Buyer) to create, preserve, perfect or validate the security interest in all of the assets of the Company and its Subsidiaries granted to Buyer pursuant to the Security Agreement and to enable Buyer to exercise and enforce its rights with respect to such security interest.

(l)
The Company shall have delivered to Buyer drill site title opinions, in form and substance acceptable to Buyer, with respect to all of the Oil and Gas Property that is producing, or on which drilling has commenced or is imminent for, oil, gas, minerals and/or other hydrocarbons (the “Producing Property”).

(m)	The Company shall have delivered to Buyer “landman reports,” in form and substance acceptable to Buyer, with respect to all of the Oil and Gas Property (other than the Producing Property).

(n)	The Company shall have reimbursed Buyer’s expenses in connection with the transactions contemplated by this Agreement and the other Transaction Documents pursuant to Section 8(b) hereof.

(o)	The Company shall have delivered to Buyer such other documents relating to the transactions contemplated by this Agreement as Buyer or its counsel may reasonably request.

SECTION 8.
INDEMNIFICATION; EXPENSES; TAXES

(i)           In consideration of Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s and its Subsidiaries’ other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless Buyer and each other holder of the Securities and all of their stockholders, partners, officers, directors, members, managers, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitees is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitees as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or any of its Subsidiaries in any of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company or any of its Subsidiaries contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitees and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents in accordance with the terms thereof or any other certificate, instrument or document contemplated hereby or thereby in accordance with the terms thereof (other than a cause of action, suit or claim brought or made against an Indemnitee by such Indemnitee’s owners, investors or Affiliates), (d) any other transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (e) the status of Buyer or holder of the Securities as an investor in the Company.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 8 shall be the same as those set forth in Section 6 of the Registration Rights Agreement, including those procedures with respect to the settlement of claims and the Company’s rights to assume the defense of claims.

(ii)           The Company shall reimburse Buyer’s expenses in connection with the transactions contemplated by this Agreement and the other Transaction Documents to the extent that the amount of such expenses exceeds $10,000.

(iii)           Any and all payments by or on account of any obligation of the Company or any of its Subsidiaries under this Agreement, the Note, the Warrant or any other Transaction Document shall be made without any set-off, counterclaim or deduction and free and clear of and without deduction for any Indemnified Taxes; provided that if the Company or any of its Subsidiaries shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 8), Buyer receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company, or such Subsidiary as applicable, shall make such deductions and (iii) the Company or such Subsidiary shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.  “Indemnified Taxes” means, with respect to Buyer, or any other recipient of payment to be made by or on account of any obligations of the Company or any of its Subsidiaries under this Agreement, the Note, the Warrant or under any other Transaction Document, all Taxes other than income or franchise taxes imposed on (or measured by) such recipient’s net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or its principal offices are located.  “Taxes” means any present or future tax, levy, impost, duty, fee, assessment, deduction, withholding or other charge of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including interest, penalties, additions to tax and any similar liabilities with respect thereto.

(iv)           The Company shall indemnify Buyer, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes paid by Buyer, on or with respect to any payment by or on account of any obligation of the Company or any of its Subsidiaries under this Agreement, the Note, the Warrant and the other Transaction Documents (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 8) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate of Buyer as to the amount of such payment or liability under this Section 8 shall be delivered to the Company and shall be conclusive absent manifest error.

SECTION 9.
RIGHT TO PARTICIPATE IN FUTURE FINANCING

Subject to the exceptions described below, each of the Company and its Subsidiaries agrees that during the period beginning on the date hereof and ending on the later of (i) the six-month anniversary of the Closing and (ii) 60 days after the first date following the Closing on which no Note remains outstanding, neither the Company nor its Subsidiaries will (x) contract with any party for any debt or equity financing (including any debt financing with an equity component), (y) issue any debt or equity securities of the Company or any Subsidiary or securities convertible, exchangeable or exercisable into or for debt or equity securities of the Company or any Subsidiary (including debt securities with an equity component) or (z) engage in “farm-out” financing transactions or similar transactions which do not have operating obligations by the financing party as a material component, in any form (a “Future Offering”), unless, after it has received an offer regarding a Future Offering that it has a bona fide intention to accept, it shall have first delivered to Buyer (or its designee appointed by Buyer) written notice (the “Future Offering Notice”) reporting that it has received and is prepared to accept such offer and providing Buyer an option (the “Buyer Purchase Option”) to purchase up to 25% of the total amount of securities to be issued in such Future Offering (the limitations referred to in this and the preceding sentence are collectively referred to as the “Capital Raising Limitations”).  No Future Offering Notice shall contain any material non-public information regarding the Company or any of its Subsidiaries.  Upon the written request of any Buyer made within five Business Days after its receipt of a Future Offering Notice (an “Additional Information Request”), the Company shall provide Buyer with such additional information regarding the proposed Future Offering, including terms and conditions and use of proceeds thereof, as Buyer shall reasonably request.  Buyer may exercise its Buyer Purchase Option by delivering written notice to the Company within five Business Days after the later of (i) Buyer’s receipt of a Future Offering Notice or (ii) Buyer’s receipt of all of the information reasonably requested by Buyer in an Additional Information Request (the “Buyer Purchase Notice Date”), which notice shall state the quantity or percentage of securities being offered in the Future Offering that Buyer will purchase.  The Company shall have 60 days following the Buyer Purchase Notice Date to sell the securities of the Future Offering (other than the securities to be purchased by Buyer pursuant to this Section 9.16), upon terms and conditions no more favorable to the purchasers thereof than specified in the Future Offering Notice.  The exercise of the Buyer Purchase Option shall be contingent upon, and contemporaneous with, the consummation of such Future Offering.  In connection with such consummation, Buyer (if it exercises the Buyer Purchase Option) shall deliver to the Company duly and properly executed originals of any documents reasonably required by the Company, and in form and substance reasonably satisfactory to Buyer, to effectuate such Future Offering together with payment of the purchase price for the securities being purchased by Buyer in such Future Offering, and the Company shall promptly issue to Buyer the securities purchased thereby.  In the event the Company has not sold such securities of the Future Offering within such 60-day period, the Company shall not thereafter issue or sell such securities or any other securities subject to this Section 9.16 without first offering such securities to Buyer in the manner provided in this Section 9.16.  Buyer shall not be required to participate or exercise its right of participation with respect to a particular Future Offering in order to exercise its right of participation with respect to later Future Offerings.  The Capital Raising Limitations shall not apply to (i) any transaction involving the Company’s issuances of securities (A) as consideration in a merger or consolidation (the primary purpose or material result of which is not to raise or obtain equity capital or cash), (B) in connection with any strategic partnership or joint venture (the primary purpose or material result of which is not to raise or obtain equity capital or cash), or (C) as consideration for the acquisition of a business, product, license or other assets by the Company (the primary purpose or material result of which is not to raise or obtain equity capital or cash) or (ii) Exempted Issuances (as defined in the Warrant).

SECTION 10.
GOVERNING LAW; MISCELLANEOUS.

10.1    Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York City (Borough of Manhattan), New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

10.2    Counterparts.  This Agreement and any amendments hereto may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.  In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.  At the request of any party each other party shall promptly re-execute an original form of this Agreement or any amendment hereto and deliver the same to the other party.  No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

10.3    Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

10.4    Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

10.5    Entire Agreement; Amendments.  This Agreement supersedes all other prior oral or written agreements between Buyer, the Company, its Subsidiaries, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended, modified or supplemented other than by an instrument in writing signed by the Company and the holders of at least 51% of the aggregate principal amount of the Notes than outstanding.  Any such amendment shall bind all holders of the Note and the Warrant.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the Note or Warrant then outstanding.

10.6    Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Gulf Western Petroleum Corporation
4801 Woodway Drive, Suite 306W
Houston, Texas  77056
Facsimile:  (713) 979-3728
Attention:  Donald L. Sytsma

If to the Holder:

Metage Funds Limited
8 Pollen Street
London, England W1S 1NG
Attention:  Tom Sharp
Facsimile:  +44 207 318 5271

NCIM Limited
5th Floor, Manfield House
1 Southampton Street
London, England WC2R OLR
Attention:  Mervyn Roberts
Facsimile:  +44 207 557 4379

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice to the other party at least five Business Days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

10.7    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of Buyer.  Buyer may assign some or all of its rights hereunder without the consent of the Company; provided, however, that any such assignment shall not release Buyer from its obligations hereunder unless such obligations are assumed by such assignee (as evidenced in writing).  Notwithstanding anything to the contrary contained in the Transaction Documents, Buyer shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.

10.8    No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, to the extent provided in Section 8 hereof, each Indemnitee, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

10.9    Survival.  Unless this Agreement is terminated under Section 10.11, the representations and warranties of the Company and Buyer contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification and contribution provisions set forth in Section 8, shall survive the Closing.  Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

10.10    Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.11    Termination.  In the event that the Closing shall not have occurred on or before the third Business Day following the date of this Agreement due to the Company’s or Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

10.12    No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

10.13    Remedies.  Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies that Buyer and holders have been granted at any time under any other agreement or contract and all of the rights that Buyer and holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

10.14    Payment Set Aside.  To the extent that the Company or any of its Subsidiaries makes a payment or payments to Buyer pursuant to this Agreement, the Registration Rights Agreement, the Note, the Warrant, the Guaranty or any other Transaction Document or Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or any of its Subsidiaries, by a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

10.15    Transfer Agent Instructions.  The Company shall issue irrevocable instructions to its transfer agent in the form attached hereto as Exhibit C (the “Irrevocable Transfer Agent Instructions”), and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at the Depository Trust Company (“DTC”), registered in the name of Buyer or its nominee(s), for the Closing Shares, the Conversion Shares and the Warrant Shares.  Prior to registration and sale of the Closing Shares, Conversion Shares and the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2.8.  The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 10.15 and stop transfer instructions to give effect to Section 2.7 with respect to the Closing Shares, the Conversion Shares or Warrant Shares prior to their registration and sale, respectively, under the 1933 Act will be given by the Company to its transfer agent.

10.16    Interpretative Matters.  Unless the context otherwise requires, (a) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (b) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP as applied by the Company, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and (d) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

IN WITNESS WHEREOF, Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

GULF WESTERN PETROLEUM CORPORATION

By:	/s/ Wm. M. Cox
Name:	William M. Cox
Title:	Chairman and CEO

[Additional signature page follows]

BUYER:

METAGE FUNDS LIMITED

By:	/s/ Tom Sharp
Name:	Tom Sharp
Title:	Investment Manager

NCIM LIMITED

By:	/s/ J.M. Roberts
Name:	J.M. Roberts
Title:	Manager